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                              SECURITIES AND EXCHANGE COMMISSION

                                 Washington,  D. C.  20549

                                         Form 8-K

                                        Current Report
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	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 1995
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                              Wesbanco, Inc.
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	       (Exact Name of Registrant as Specified in its Charter)

West Virginia                       0-8467                55-0571723
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(State or Other Jurisdiction     (Commission              (IRS Employer
 of Incorporation)                File Number)            Identification No.)

1 Bank Plaza, Wheeling, WV                                      26003
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's Telephone Number, including Area Code  (304) 234-9000
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Former Name or Former Address, if changed since last report  Not Applicable
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ITEM 1-4 - Not Applicable
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ITEM 5 - OTHER EVENTS
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	Effective November 15, 1995, Wesbanco redeemed its Series A 8% Cumulative
Preferred Stock of which there were 9,925 shares outstanding. The redemption price was fixed at $190.00 per share. The holders of such preferred stock had the right to elect to convert such preferred stock to common stock, $2.0833 par value, at the conversion ratio of 11.43 shares of common stock for each share of preferred stock. Additionally, a cumulative dividend of $2.53 per share of preferred stock was declared on all such preferred shares with a record date of October 10, 1995, and payable on November 15, 1995.
The holders of 9,723 shares elected to convert their preferred shares to common shares resulting in the issuance of 111,111 shares of common stock and cash payments of $450.73 for fractional shares, and a total of 202 shares were redeemed for cash.

ITEMS 6 - 8  - Not Applicable
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                              Signatures
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	Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WESBANCO, INC.
                                       (Registrant)

November 16, 1995                      /s/ Edward M. George
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      Date                             Edward M. George
                                       President & Chief Executive Officer